                                                                    Exhibit 23.7

                            [J.P. MORGAN LETTERHEAD]

                     CONSENT OF J.P. MORGAN SECURITIES INC.


       We hereby consent to (i) the use of our opinion letter dated February 11, 2000 to The Board of Trustees of Equity Office Properties Trust included as Annex B to the Consent Solicitation/Information Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of EOP Operating Limited Partnership and Cornerstone Properties Limited Partnership, and (ii) the references to such opinion in such Consent Solicitation/Information Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.


By:      /s/ JOHN R. PERKINS
         -------------------------
         Name:  John R. Perkins
         Title:  Vice President

April 18, 2000